Exhibit 10.12

[GRAPHIC]

VIA FEDERAL EXPRESS

September 5, 2006

Vikram Jog
Expression Diagnostics, Inc.
701 Gateway Blvd., Suite 100
S. San Francisco, CA 94080

RE: Execution Documents for File

Dear Vikram:

Enclosed for your files are the following documents:

1.         Growth Capital Loan and Security Agreement (original)

2.         Warrant Agreement, TriplePoint (original copy)

3.         Warrant Agreement, Leader (original copy)

4.         Warrant Purchase Agreement with payment, Leader (original)

5.         Deposit Account Control Agreement, Comerica (original)

6.         Account Control Agreement, UBS (original)

Please do not hesitate to call with any questions.

Sincerely,

/s/ Kevin W. Thorne
Kevin W. Thorne VP Compliance & Legal Administration

enclosure

cc: Leader Lending, LLC (w/o enclosures)

TriplePoint Capital	2420 Sand Hill Road, Suite 101	Menlo Park, CA 94025
www.TriplePointCapital.com	main: (650) 854-2090	fax: (650) 854-2094

GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

THIS GROWTH CAPITAL LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and dated as of July 26, 2006 (the “Closing Date”) and is entered into by and between TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (as a “TriplePoint” or “Lender” and in its capacity as “Agent” for Lenders), LEADER LENDING, LLC a Delaware company (“Leader Lending” or “Lender”), and EXPRESSION DIAGNOSTICS, INC., a Delaware corporation (“Borrower”). TriplePoint and Leader Lending are sometimes referred to individually as a “Lender” and collectively as the “Lenders”. The Lenders and the Borrower are sometimes referred to as the Parties.

RECITALS

WHEREAS, Borrower has requested Lenders make available to Borrower a loan or loans in an aggregate principal amount of up to Ten Million Five Hundred Thousand and No/100 Dollars ($10,500,000.00) (the “Loan” or “Loans”); and

WHEREAS, Lenders are willing to make the Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Lenders hereby agree as follows:

SECTION 1.         DEFINITIONS AND RULES OF CONSTRUCTION

1.1.              Unless otherwise defined herein, the following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include all accounts receivable, book debts, rights to payment and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower (including under any trade name, style or division thereof), whether or not arising out of goods or software sold or services rendered by Borrower or from any other transaction (including any such obligation that may be characterized as an account or contract right under the UCC), and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Advance” means any funds advanced or loaned by Lender to or for the benefit of Borrower.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to the Agent in substantially the form of Exhibit A hereto.

“Agent” means TriplePoint, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders, and any successor agent appointed hereunder.

“Agreement” means this Growth Capital Loan and Security Agreement, as the same may from time to time be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Borrower” has the meaning given to it in the preamble to this Agreement.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which Borrower now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement as stated on the first page.

“Collateral” has the meaning given to it in Section 3.

“Commitment Percentage” means fifty percent (50%) for TriplePoint and fifty percent (50%) for Leader Lending.

“Commitment Termination Date” means the first to occur of (i) December 31, 2006 or (ii) the occurrence and continuation of an Event of Default.

“Copyrights” means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, of any State thereof, or of any other country; (iii) all continuations, renewals or extensions thereof; and (iv) all registrations to be issued under any pending applications.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Default Rate” has the meaning given to it in Section 2.14.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“End Term Payment” means four percent of (4%) of the principal amount of each Advance as evidenced by the Notes.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions, and replacements of the foregoing, together with all attachments, components, parts, accessions, and accessories installed thereon or affixed thereto, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Event of Default” has the meaning given to it in Section 9.

“Excluded Agreements” means (i) the Warrant Agreement dated July 26, 2006 between Borrower and Lender issued in connection with this Agreement; and (ii) stock purchase agreement, options, or warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Lender or its nominee or assignee; and (iii) any guaranty of the Secured Obligations executed by any person other than Borrower; and (iv) any other agreement by and between Lender and Borrower.

“Facility Fee” has the meaning given to it in Section 2.17.

“Financial Statements” has the meaning given to it in Section 7.1.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with all right, title and interest of Borrower in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include all right, title and interest which Borrower may now or hereafter have in or under any rights to payment; payment intangibles; software (other than source codes developed by Borrower); proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, business associations, corporations, and limited liability companies; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes developed by Borrower; secrets, inventions (whether or not patented or patentable); technical information, procedures; processes, designs, knowledge, and know-how; data bases; models; drawings; websites, domain names, and URL’s, and applications therefore and reissues, extensions, or renewals thereof; and goodwill associated with any of the foregoing; together with rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include all Goods and personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including all property covered by purchase orders and contracts with suppliers and all Goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Investment Property” means all “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills or notes, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” or “Loans” has the meaning given to it in the recitals to this Agreement.

“Loan Documents” means this Agreement, the Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Maturity Date” means, with respect to each Advance, the Maturity Date as set forth in the applicable Note.

“Maximum Loan Amount” means Ten Million Five Hundred Thousand and No/100 Dollars ($10,500,000.00).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.12.

“Merger” means any (i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any subsidiary of Borrower with or into any other Person, or sale or exchange of outstanding shares in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least 50.0% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, (ii) sale of all or substantially all of the assets of Borrower, or (iii) acquisition by Borrower of all or substantially all of the capital stock of another Person or the acquisition by Borrower of all or substantially all of the assets of another Person in excess of $500,000.

“Note” or Notes” means the Promissory Notes prepared by Agent in substantially the form attached hereto as Exhibit B-1 and Exhibit B-2, which are executed and delivered by Borrower to evidence Advances, as the same may be amended, restated, modified or supplemented from time to time.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto, in the United States or in any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Payment Date” has the meaning given to it in Section 2.4.

“Permitted Indebtedness” shall mean: (i) Indebtedness of Borrower in favor of Lenders arising under this Loan Agreement or any other Transaction Document; (ii) Indebtedness existing at Closing and disclosed on Schedule 2; (iii) Indebtedness secured by a lien described in clause (vi)(A) of the defined term “Permitted Liens,” provided (A) such Indebtedness at the time incurred does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness, (B) such Indebtedness does not exceed $250,000 in the aggregate at any given time, and (C) the holder of such Indebtedness agrees to waive any rights of set off such holder may have with respect to such Indebtedness in the deposit or investment accounts of Borrower and its Subsidiaries on terms reasonably satisfactory to Agent; (iv) Subordinated Debt; (v) Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit; (vi) other Indebtedness in an aggregate outstanding principal amount not to exceed $250,000 at any time, (vii) Indebtedness of any Subsidiary of Borrower to another Subsidiary of Borrower, (viii) Indebtedness of any Subsidiary of Borrower to Borrower in an aggregate principal amount at any time outstanding not to exceed $250,000 and (ix) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness (i) through (viii) above.

“Permitted Investments” shall mean: (i) Investments existing on the Closing Date; (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (C) certificates of deposit maturing no more than one (1) year from the date of investment therein; (iii) temporary advances to cover incidental expenses in the ordinary course of business; (iv) investments in joint ventures, strategic alliances, licensing and similar arrangements in Borrower’s ordinary course of business and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or require Borrower to transfer ownership of non-cash assets to such joint venture or other entity; (v) Investments consisting of (A) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $50,000 and (B) non-cash loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or arrangements approved by Borrower’s board of directors; (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (vii) Investments consisting of notes receivable or, prepaid royalties and other credit obligations to customers and suppliers who are not Affiliates, in the ordinary course of business; (viii) investments pursuant to Borrower’s investment policy which has been reviewed by Agent, and (ix) other Investments in an amount not to exceed $250,000.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lenders; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent, thereafter payable without penalty or being contested in good faith by appropriate proceedings, provided that Borrower maintains adequate reserves therefore in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties, provided that the payment thereof is not yet required or is being contested in good faith, provided provision is made for the payment thereof if subsequently found payable; (iv) leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) purchase money liens (a) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (b) existing on Equipment when acquired, if, in either case (a) or (b), the lien is confined to the Equipment and proceeds of the Equipment, (vii) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, (viii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (ix) bankers’ liens, rights of setoff and similar Liens incurred on deposit or securities accounts made in the ordinary course of business; and (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (ix) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pro Rata” means, as to any allocation among the Lenders hereunder, an allocation based on the Lenders’ Commitment Percentage. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall be based on the respective Commitment Percentage.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include (a) any and all Accounts, Chattel Paper, Instruments, Cash, proceeds of letters of credit, Letter of Credit Rights, Supporting Obligations, or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Copyright License, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any

Trademark, Trademark registration or Trademark licensed under any Trademark License, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Requisite Lenders” means one or more Lenders having an aggregate Commitment Percentage in excess of 50%.

“Schedule of Documents” means the Schedule of Documents attached hereto as Schedule 1 or such other Schedule of Documents as Lenders shall deliver to Borrower as of the Closing Date which is reasonably satisfactory to Borrower.

“Secured Obligations” means Borrower’s obligation to repay to Lenders the Loans and all Advances (whether or not evidenced by any Note), together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by Borrower to Lenders, including the indemnity and insurance obligations in Section 6 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this Agreement, the Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any indebtedness or obligations of Borrower arising under or in connection with the Excluded Agreements.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, and designs of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents, terms that are defined in the UCC and used herein or in the other Loan Documents shall, unless the context indicates otherwise, have the meanings given to them in the UCC.

“Warrant Agreement” means those agreements entered into in connection with the Loan, substantially in the form of Exhibit C hereto, pursuant to which Borrower grants Lenders the right to purchase that number of shares of Preferred Stock of Borrower as more particularly set forth therein.

1.2.              Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection,

Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

1.3.              Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

SECTION 2.          THE LOANS; INTEREST RATE; PAYMENT; FEES

2.1.              Commitment. From the Closing Date through the Commitment Termination Date, each Lender, severally and jointly, agrees to make Advances to Borrower in an aggregate original principal amount not to exceed its respective Commitment Percentage of the Maximum Loan Amount, for the purposes and upon the terms and subject to the conditions contained in this Agreement, the Notes, and the other Loan Documents. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, Lenders’ obligations to fund the Loans and make advances shall automatically expire on the Commitment Termination Date.

2.2.              Commitment Amount. The Loan shall be available in two parts consisting of (i) Nine Million Five Hundred Thousand and No/100 Dollars ($9,500,000.00) available upon the Closing Date (“Part I”); and (ii) One Million and No/100 Dollars ($1,000,000.00) available upon the written request of Borrower and formal approval of Lenders (“Part II”).

2.3.              Minimum Advances. There shall be no Minimum Advance Amounts. The Loan shall be drawn down in one or more Advances as follows (i) a minimum of fifty percent (50%) of the available amounts on or before September 15, 2006; and (ii) the remainder in one or more Advances on or before December 31, 2006.

2.4.              Notes Evidencing Loans. Borrower promises to execute and deliver to Agent for each Advance two Notes, one Note for each Lender, based upon the respective Lender’s Commitment Percentage totaling the original principal amount of each Advance. The principal balance of each Advance shall bear interest thereon from the Advance Date, precomputed at the rate of the Prime Rate plus two percent (2%) based upon a year consisting of twelve (12) months of thirty (30) days each. Prime Rate shall be determined the day before any Advance and as published in the Wall Street Journal. Each Advance shall be due and payable in monthly installments of consisting of interest only payments until December 31, 2006 followed by thirty (30) monthly installments of equal principal and interest. Each monthly installment shall be due and payable on the last day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous business day) (each, a “Payment Date”). The first payment date for each Advance will be the last day of the month in which the Advance was funded. Each Advance shall be repaid in full, together with all interest accrued thereon, on the Maturity Date for said Advance, whether or not the Advance is evidenced by a Note. Amounts repaid on any Loan shall not be reborrowed. All of the Advances, Loans, and other Secured Obligations arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured by all of the Collateral.

2.5.              Procedures for Borrowing.

(a)   In order to obtain an Advance, Borrower shall complete, sign and deliver an Advance Request to the Agent. Each Advance Request shall identify an Advance Date that is at least ten (10) business days after the date such Advance Request is received by the Agent.

(b)   Upon receipt of an Advance Request, Agent shall use reasonable efforts to provide Lenders with a copy of the Advance Request via facsimile, electronic mail or overnight mail, deliverable one business day following delivery by Borrower to Agent of the Advance Request.

(c)   As soon as possible by not later than two (2) business days after receipt of the Advance Request Agent shall (i) prepare the Notes in favor of each Lender with respect to the Pro-Rata share of the amount requested; (ii) transmit copies of the Notes to the respective Lender; and (iii) transmit such Notes to Borrower.

(d)  Upon receipt by Agent of such Notes duly executed and delivered by Borrower, Agent shall forward the executed Notes to the Lenders. Each Lender shall be responsible for verifying the amounts (including the Loan amount, payment amounts and any other amounts) specified for such Lender; provided, that Agent’s calculation shall be presumed correct unless rebutted by any Lender or Borrower prior to the Advance Date. Agent shall not be liable for any error in calculating a Lender’s Loan amount.

2.6.              Disbursement of Loan Proceeds. Lenders shall fund the Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Advance is satisfied as of the requested Advance Date. All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Note. Borrower agrees that Agent and Lenders may rely on any notice or Advance Request given by any Person they reasonably believe to be an authorized representative of Borrower without the necessity of independent investigation.

2.7.              Several Obligations. The failure of any Lender to make available its Commitment Percentage of such Advance shall not relieve the other Lender of its obligation, if any, to make available its Commitment Percentage of such Advance. No Lender shall be responsible for the failure of the other Lender to make available its Commitment Percentage of an Advance.

2.8.              Pro Rata Treatment Among Lenders. Except as otherwise provided herein:

(a)   each Advance from the Lenders hereunder will be made by them based upon their respective Commitment Percentage;

(b)   each scheduled payment of principal and/or interest, in each case if timely paid by Borrower, shall be paid to the Lenders according to the amortization schedule provided for in each Lender’s Note evidencing such Advance (in the event such scheduled payment is less than the aggregate amount due to be paid to all Lenders under their Notes, but prior to any acceleration of the Notes, such payments shall be allocated Pro Rata among the Lenders in proportion to the regular installment amounts provided in the Notes); and

(c)   all End Term Payments shall be allocated Pro Rata among the Lenders.

If any payment under clause (b) or (c) of this Section 2.8 is not paid Pro Rata among the Lenders, whether as a result of Borrower’s failure to make a particular payment to one or more Lenders while paying other Lenders, or otherwise, then each Lender that has actually received a payment in excess of its Pro Rata share shall promptly purchase from each Lender who received no payment or payment less than its Pro Rata share a participation in the Loans held by such Lender in such amount, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share in such payments pro rata in the aforesaid manner. If prior to all Secured Obligations having been satisfied in full, any action to realize upon the Collateral is taken, then all proceeds of the Collateral and any other payments or distributions received on account of the Loans shall be distributed Pro Rata among the Lenders.

2.9.              Sharing of Payments and Set-Off Among Lenders. Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the other Lenders thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, it shall promptly purchase from the other Lenders participations in the corresponding Loans held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment Pro Rata. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or other-wise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation in the Loans held by the other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

2.10.            Lender’s Records. Principal, interest, End Term Payments and all other sums owed under any Loan Document, and any payments or credits with respect thereto, shall be evidenced by entries in records maintained by each Lender for such purpose. Absent manifest error, a Lender’s records shall be conclusive evidence thereof.

2.11.            Prepayment by Borrower. Borrower shall have the option at any time to prepay all Notes or Advances, by paying the relevant principal amount together with all interest, fees and expenses accrued and unpaid as of the date of such prepayment as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Notes and including any End Term Payment.

2.12.            Maximum Rate of Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate” If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.13.            Compound Interest. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.4 and Section 2.14.

2.14.            Default Interest. Upon and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in the Notes three percent (3%) per annum (“Default Rate”).

2.15.            Intentionally omitted.

2.16.            Method of Payment. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the last day of each month. Borrower agrees to complete an electronic funds transfer/automatic debit Authorization form for each Lender if Borrower intends to pay by automatic debit through ACH payment.

2.17.            Facility Fees. A Facility Fee of $95,000 (1% of Part I) is due upon the Closing Date. Upon the availability of Part II, a Facility Fee of $10,000 (1% of Part II) shall be due.

SECTION 3.         SECURITY INTEREST

As security for the prompt, complete and indefeasible payment when due (whether on the Payment Dates or otherwise) of all the Secured Obligations (other than inchoate indemnity obligations) and in order to induce Lenders to make the Loan upon the terms and subject to the conditions of this Agreement, the Notes, and the other Loan Documents, Borrower hereby grants to Lenders and Agent, on behalf of and for the benefit of itself and Lenders a security interest in and Lien upon all of Borrower’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired and wherever located (collectively, the “Collateral”):

(a)   All Receivables;

(b)   All Equipment;

(c)   All Fixtures;

(d)   All General Intangibles;

(e)   All Intellectual Property;

(f)   All Inventory;

(g)   All Investment Property;

(h)   All Deposit Accounts;

(i)   All Cash;

(j)   All Goods and all personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, as more particularly set forth in Exhibit D attached hereto; and

(k)   To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the above, Collateral excludes (i) any letters of credit of Borrower to the extent that a grant of a security interest therein would constitute a violation of the terms thereof and in any case such letters of credit shall not exceed $250,000 in the aggregate and (ii) Intellectual Property currently held or hereafter obtained, but includes proceeds of Intellectual Property (including but not limited to all rights to payment or General Intangibles arising from the proceeds); provided, however, other than non-exclusive licenses or exclusive licenses with respect to geographic area, fields of use, customized products for specific customers and time-based exclusivity given in the ordinary course of Borrower’s business, in the event Borrower transfers, sells, assigns, grants a security interest in, hypothecates, permits or suffers to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Intellectual Property, either voluntarily or involuntarily, without Lenders’ prior written consent, Lenders’ security interest shall include (and shall be deemed to have included from the date of this Agreement) all Intellectual Property.

Borrower may enter into accounts receivable and inventory financing up to Ten Million and No/Dollars ($10,000,000) with a bank of Borrower’s preference upon receipt and review by Lenders of said accounts receivable and inventory financing loan documentation and execution of an intercreditor agreement between Lenders and the accounts receivable and inventory financing provider, with terms reasonably acceptable to Lenders. Such financing may be secured solely by the underlying receivables, inventory and proceeds thereof.

SECTION 4.         CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make Loans hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1.              Advance Date. The Advance Date for any installment shall occur on or before the Commitment Termination Date. No Advance Requests shall be accepted after the Commitment Termination Date.

4.2.              Conditions to Closing. Borrower, on or prior to the Closing Date, shall have delivered to Agent the following:

(a)   executed originals of this Agreement, the Loan Documents, and all other documents and instruments reasonably required by Lenders to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lenders with respect to all Collateral, including those documents listed on the Schedule of Documents, in all cases in form and substance reasonably acceptable to Lenders;

(b)   certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loans and other transactions evidenced by the Loan Documents; and (ii) the Warrant Agreement and transactions evidenced thereby;

(c)   certified copies of the Articles or Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)   a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business;

(e)   payment of the Facility Fee for Part I of the Loans; and

(f)   such other documents as Agent or Lenders may reasonably request.

4.3.              Conditions to All Loans. On each Advance Date:

(a)   Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.5, duly executed by Borrower’s authorized signatory, (ii) the duly executed Notes evidencing such Advance, and (iii) any other documents Agent or Lenders may reasonably request.

(b)   The representations and warranties set forth in this Section 4 and in Section 5 and in the Warrant Agreements shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)   Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)   Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.3 and in Sections 4.5, and 4.6 hereof, and as to the matters set forth in the Advance Request.

(e)   Borrower shall have taken or caused to be taken such actions requested by Agent to grant Agent, on behalf of and for the benefit of itself and Lenders a first priority (and when the requisite financing statements are properly filed) perfected Lien in the Collateral, subject only to Permitted Liens. Such actions shall include the delivery to Agent of all appropriate financing statements, assignments, notices, and control agreements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect or obtain the priority of Lender’s Lien in such Collateral.

(f)   No fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents.

(g)   No event that has had or could reasonably be expected to have a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

SECTION 5.         REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents, warrants and agrees that:

5.1.              Title. Borrower owns all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

5.2.              Granting of Lien. Borrower has the full power and authority to, and does hereby grant and convey to Lenders, a Lien in the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens, and shall execute such UCC financing statements, notices, assignments, and control agreements, in connection herewith as Lenders may reasonably request to perfect and obtain the priority of Lenders’ Lien on the Collateral. Except for Permitted Liens, no other Lien has been created by Borrower or is known by Borrower to exist with respect to any Collateral. Borrower hereby authorizes Lenders to file such UCC financing statements required to perfect and obtain the priority of Lenders’ Lien on the Collateral.

5.3.              Due Organization. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware with corporate organization number 2982485 and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would have a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.4.              Authorization, Validity and Enforceability. Borrower’s execution, delivery and performance of the Notes, this Agreement, all financing statements, and all other Loan Documents, and Borrower’s execution of any Warrant Agreement then in effect, (i) have been duly authorized by all necessary corporate action of Borrower, and (ii)

will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents. The individual or individuals executing the Loan Documents are duly authorized to do so, and the Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and general principles of equity.

5.5.              No Conflict. This Agreement and the other Loan Documents do not violate any provisions of Borrower’s Articles or Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other Person, including any regulatory authority or governmental body of the United States or any State thereof or any political subdivision of the United States or any State thereof, except any such consents which are already received.

5.6.              No Material Adverse Effect. No event that has had or could reasonably be expected to have a material adverse effect upon (i) Borrower’s business, operations, properties, prospects, assets or condition (financial or otherwise), (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.7.              No Litigation, Claims or Proceedings. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any business, property or rights of Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a material adverse effect upon (a) Borrower’s business, operations, properties, assets or financial condition, (b) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (c) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.8.              Compliance with Applicable Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could result in a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.9.              Other Agreements. Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could result in a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.10.            No Other Defaults. Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in each case where such default could result in a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens.

5.11.            Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished by or on behalf of Borrower to Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

5.12.            Taxes. Borrower has filed and will file all federal, state and local tax returns that it is required to file. Subject to Section 7.10 hereof, Borrower has duly paid or fully reserved for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns. Borrower has paid or fully reserved for any material tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.13.            Borrower Information. Borrower’s present name, former names (if any), locations, and other information are correctly set forth in Exhibit D, attached hereto.

SECTION 6.         INSURANCE; INDEMNIFICATION

6.1.              Insurance.

(a)   So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.2. Borrower must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire, windstorm, and flood, in an amount not less than the full replacement cost of the Collateral. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000) as a policy limit.

(b)   Borrower shall deliver to certificates of insurance, which evidence Borrower’s compliance with its insurance obligations in Section 6.1(a) and the obligations contained in this Section 6.1(b). Borrower’s insurance certificate shall state Agent, on behalf of Lenders as additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, and a loss payee for fidelity insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity.

(c)   The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or self-insurance of Agent or Lenders, and will further state that a waiver of subrogation in favor of Lenders has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation or any other change adverse to Lenders’ interests. Any failure of Agent and/or Lenders to scrutinize such insurance certificates for compliance is not a waiver of any of Lenders’ rights, all of which are reserved.

6.2.              Indemnification. Borrower shall and does hereby indemnify and hold Agent and Lenders, their officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lenders or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting from Lenders’ gross negligence or willful misconduct. Borrower will pay, and save each Lender harmless from any liabilities with respect to or resulting from any delay in paying any excise, sales or similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7.         COVENANTS OF BORROWER

Borrower covenants and agrees as follows at all times while any of the Secured Obligations (other than inchoate indemnity obligations) remain outstanding:

7.1.              Financial Statements; Compliance Certificates. Borrower shall furnish to Agent and Lenders in form and detail satisfactory to Agent the financial statements listed hereinafter (the “Financial Statements”):

(a)   as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower);

(b)   as soon as practicable (and in any event within one hundred eighty (180) days) after the end of each fiscal year, unqualified (except with respect to going concern or other similar qualifications) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, each prepared in accordance with GAAP and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lenders, accompanied by any management report from such accountants;

(c)   promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefore, or any national securities exchange;

(d)   promptly, all financial presentations made to the Board of Directors or similar documents after said presentation; and

(e)   promptly, any additional information, financial or otherwise (including tax returns and names of principal creditors), requested by Lenders as Lenders reasonably believe necessary to evaluate the Collateral or Borrower’s continuing ability to meet its financial obligations.

7.2.              Records; Access. Borrower shall permit any authorized representative of Agent and/or Lenders and their attorneys and accountants on reasonable notice to inspect, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times during normal business hours. In addition, such representative of Agent and/or Lenders and their attorneys and accountants shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent and/or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent and Lenders with respect to any business issues shall not be deemed to give Agent or Lenders, nor be deemed an exercise by Agent or Lenders of, control over Borrower’s management or policies.

7.3.              Collateral; Financing Statements. Borrower shall from time to time execute, deliver and file, alone or with Agent for the benefit of Lenders, any financing statements, security agreements, assignments, notices, control agreements, or other documents reasonably requested by Agent or Lenders to perfect or give priority to Agent, for the benefit of Lenders’ Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent on behalf of Lenders to execute and deliver on behalf of Borrower and to file such financing statements, assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agents’ name or in the name of Lender as agent and attorney-in-fact for Borrower. The parties agree that a carbon, facsimile, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

7.4.              Title. Borrower shall protect and defend Borrower’s title to the Collateral and Lenders’ Lien thereon against all Persons claiming any interest adverse to Borrower or Lenders. Borrower shall at all times keep the Collateral and all property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent immediate written notice of any legal process affecting any portion in excess of $250,000 of the Collateral or any Liens thereon (except for Permitted Liens).

7.5.              Payments; Receivables. Without Lenders’ prior written consent, Borrower shall not, unless in the ordinary course of Borrower’s business and consistent with past practices (a) grant any material extension of the time of payment of any of the Receivables or General Intangibles, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower in the ordinary course of business of Borrower.

7.6.              Good Condition. Borrower shall maintain and protect its material properties, assets and facilities, including its Equipment and Fixtures, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

7.7.              Merger. Borrower shall provide Agent at least twenty (20) days written notice of any proposed Merger prior to the closing date, which notice shall include all reasonably necessary documentation or agreements in connection with any such proposed Merger.

7.8.              Declaration of Dividend; Transfers. Borrower shall not, without the prior written consent of Lenders, (i) declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than pursuant to employee repurchase plans upon an employee’s death or termination of employment, or (ii) transfer, sell, lease, lend or in any other manner convey any equitable, beneficial or legal interest in any portion of the assets of Borrower (except (a) Inventory sold in the normal course of business, (b) of non-exclusive licenses or exclusive licenses with respect to scope or geographic area and similar arrangements for the use of the property of Borrower in the ordinary course of business, (c) of worn-out, surplus or obsolete Equipment or (d) transfers otherwise explicitly permitted pursuant to any provision hereof.

7.9.              Records Inspection. Upon the request of Agent and/or Lenders, Borrower shall, during normal business hours, make the Inventory, Equipment, other Collateral, and books and records concerning Collateral (including software and in Borrower’s business) available to Agent and/or Lenders for inspection at the place where it is normally located and shall make Borrower’s log and maintenance records pertaining to the Inventory and Equipment available to Agent and/or Lender for inspection. Borrower shall take all action necessary to maintain such books, records, logs, and maintenance records in a correct and complete fashion.

7.10.            Location. Borrower shall not relocate its chief executive office or its principal place of business or any item of the Collateral exceeding $250,000 in the aggregate (other than sale of Inventory in the ordinary course of business) unless Borrower shall have given Lenders no less than thirty (30) days prior written notice of such relocation and such relocation shall be within the continental United States. In the event the Collateral to be relocated does not exceed $250,000 in the aggregate, Borrower agrees to provide notice of the location of the Collateral promptly upon relocation but in no event later than forty-five (45) days after relocation.

7.11.            Assignment. Borrower acknowledges and understands that Lenders individually or together as the case may be, may sell and assign all or part of their interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”). After such assignment the term “Lender” or “Lenders” as the case may be as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Lenders shall relieve Borrower of any of its obligations hereunder. The Lenders agree that in the event of any transfer by them of the Note(s), they will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

7.12.            Other Financing. Borrower shall not incur any indebtedness without the prior written consent of Lenders other than indebtedness evidenced by this Agreement and Permitted Indebtedness.

7.13.            Liens and Encumbrances. Other than non-exclusive licenses given in the ordinary course of Borrower’s business, Borrower will not transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of Borrower’s assets, including without limitation Intellectual Property, either voluntarily or involuntarily, without Lenders’ prior written consent. In addition, Borrower will not enter into any agreement with any other person that restricts Borrower’s ability to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Intellectual Property.

7.14.            Investments. Other than Permitted Investments, Borrower will not make, or permit any subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person.

SECTION 8.         MERGER

8.1.              Merger.

(a)   Upon proper notice of a Merger, Lenders may choose to either (i) allow this Agreement and the relevant Notes to be assigned to and assumed by the acquirer or successor entity, or (ii) terminate this Agreement and all relevant Notes. Lenders will provide their decision within ten (10) days of receiving all necessary documentation, agreements and other additional material Lenders may have requested.

(b)   In the event Lenders allow this Agreement and the relevant Notes to be assigned, Borrower and the acquirer or successor entity will sign the assignment documentation provided by Lenders. If Lenders elect to terminate this Agreement and the relevant Notes, then Borrower shall pay Lenders all the remaining outstanding principal amounts, all accrued interest, any other outstanding fees including without limitation End Term Payments and late fees.

SECTION 9.         EVENTS OF DEFAULT

9.1.              The occurrence of any one or more of the following events (herein called “Events of Default”) shall constitute a breach and default under this Loan Agreement, the Notes, the Warrant and the other Loan Documents:

(a)   Borrower defaults in the payment of any principal, interest or other Secured Obligation involving the payment of money under this Agreement, the Notes or any of the other Loan Documents, and such default continues for more than five (5) days after the due date thereof; or

(b)   Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes or any of the other Loan Documents, and such default continues for more than twenty (20) days after the earlier of (i) a Lender has given notice of such default to Borrower, or (ii) Borrower’s actual knowledge of such default; or

(c)   Any representation or warranty made by Borrower in any Loan Document or in the Warrant Agreement shall have been false or misleading in any material respect when made; or

(d)   Borrower (i) shall make an assignment for the benefit of creditors, or (ii) shall admit in writing its inability to pay its debts as they become due, or its inability to pay or perform under the Loan Documents or the Excluded Agreements; or (iii) shall file a voluntary petition in bankruptcy, or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations on a material portion of its business, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or

(e)   Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

(f)   Forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

(g)   The occurrence of any default under any Excluded Agreement, or under any warrant agreement, security lease, equipment schedule, any note or agreement for borrowed money, or any other agreement between Borrower and Lenders (other than any default embodied in or covered by any other clause of this Section 9) and such default continues for more than twenty (20) days after the earlier of (i) a Lender has given notice of such default to Borrower, or (ii) Borrower has actual knowledge of such default; or

(h)   The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 9) under any lease, loan, or other agreement or obligation of Borrower involving any obligation which aggregates more than $250,000, or which default would have a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens; or

(i)   The entry of any judgment or arbitration award against Borrower involving an award in excess of $250,000 (that is not adequately covered by insurance by a solvent insurance carrier that has confirmed coverage in writing) or that would have a material adverse effect upon (i) Borrower’s business, operations, properties, assets or financial condition, (ii) Borrower’s ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Lenders’ ability to enforce any of their rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Lenders’ liens on the Collateral or the priority of such liens that has not been bonded or stayed on appeal within thirty (30) days.

SECTION 10.       REMEDIES

10.1.            Upon the occurrence of any one or more Events of Default, (i) Lenders’ commitment to make any Advances shall automatically expire, and (ii) Lenders’ obligation to permit the Loans and Secured Obligations to remain outstanding shall automatically expire, and (iii) the Agent, at the request of Lenders may, on behalf of Lenders, at either Lender’s option (subject to the provisions in Section 12), accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Sections 9.1(d) or 9.1(e), the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal of and accrued interest on the Notes and Advances and all outstanding Secured Obligations, including all professional fees and expenses, shall thereafter bear interest at the Default Rate. Agent or Lenders may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to the Agent or Lenders under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lenders’ rights and remedies shall be cumulative and not exclusive.

10.2.            Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lenders may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon five (5) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lenders in the following order of priorities:

First, to Agent and Lenders in an amount sufficient to pay in full Agent and Lenders’ costs and professionals’ and advisors’ fees and expenses as described in Section 12.15 hereof;

Second, to Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lenders may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent and/or Lenders shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

SECTION 11.       INVESTMENT RIGHT

11.1.            Each Lender at Lenders’ sole option may purchase all or any portion of its Commitment Percentage of Five Hundred Thousand and No/Dollars ($500,000) of Borrower’s stock (“Next Round Stock”) offered in Borrower’s next round of equity financing (“Next Round”) on the same terms and conditions as other investors. Borrower agrees to provide Lenders with thirty (30) days prior written notice of the proposed date of the Next Round, which notice shall include the terms, conditions and pricing of the Next Round. In the event one Lender elects to purchase less than its Commitment Percentage, the other Lender may increase its Commitment Percentage to include the difference. Notwithstanding the foregoing, Next Round shall not include an initial public offering of Borrower’s securities.

SECTION 12.       AGENT; ASSIGNMENTS AND PARTICIPATIONS; CERTAIN INTERLENDER PROVISIONS

12.1.            Appointment. Each Lender irrevocably appoints TriplePoint Capital LLC as Agent of such Lender under this Agreement and the other Loan Documents and authorizes Agent to take such action on such Lender’s behalf and to exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. Agent shall have no duties, except those expressly set forth in this Agreement and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Agent.

12.2.            Immunity. Neither Agent nor its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by Agent or by such Person under or in connection with this Agreement or the other the Loan Documents or (b) responsible for the consequences of any oversight or error in judgment by Agent or such Person whatsoever, except for Agent’s or such Person’s own gross negligence or willful misconduct. Agent shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents, (w) the collectibility of any amounts owing under this Agreement, the Notes or the other Loan Documents, (x) the value, sufficiency, enforceability or collectibility of any Collateral security therefore, (y) the failure by Borrower to perform its Obligations hereunder or under any of the other Loan Documents or (z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by Borrower or any officer or agent thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or any Lender in connection with, this Agreement or the other Loan Documents, whether delivered by Agent to any Lender or by or on behalf of Borrower to any Lender. Agent shall not have any duty or obligation (1) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefore, (2) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to them shall have been duly authorized or is genuine, accurate and complete, or (3) to inspect the Properties or Records of Borrower. In performing its duties on behalf of Lenders, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account. Agent shall not be responsible for insuring the Collateral or for the payment of any taxes, assessments, charges or any other charges or Liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Agent enters into possession of a part or all of the Collateral, in which event Agent shall preserve the part in its possession. Neither Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (i) would subject

Agent to a tax in a jurisdiction where it is not then subject to a tax or (ii) would require Agent to qualify to do business in any jurisdiction where it is not so qualified.

12.3.            Reliance by Agent.

(a)   Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

(b)   Agent may rely, and shall be fully protected in relying, acting, or refraining to act, upon any resolution, statement, certificate, instrument, opinion, report, notice request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimiles, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

(c)   Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (i) it first shall receive such advice or concurrence of Requisite Lenders as it deems appropriate, or (ii) it first shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Documents in accordance with a request of Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. Without prejudice to the generality of anything in this Article 9, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

12.4.            No Responsibility for Investigation. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it. Each Lender agrees that it will make its own independent investigation of the financial condition and affairs of Borrower in connection with the making of Loans pursuant to the Agreement and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Neither Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto, whether coming into its possession before the date hereof or any time or times thereafter, and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders by Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of Agent or any of its officers, directors, employees, attorneys-in-fact or affiliates.

12.5.            Delegation of Duties. Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. Agent may utilize the services of such agents and attorneys-in-fact as Agent in its sole discretion reasonably determines, and all fees and expenses of such agents and attorneys-in-fact shall be paid by Borrower on demand. Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

12.6.            Events of Default; Conditions to All Loans. Unless the officers of Agent acting in their capacity as officers of Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default. Agent shall take such action with respect to such Event of Default as shall be directed by Requisite Lenders or if no Requisite Lenders, as directed by the aggrieved Lender; provided, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders. Lenders agree that prior to directing Agent to take any action in an Event of Default, Lenders are obligated to meet and discuss such actions to be taken by the Agent. In the event either Lender shall determine the conditions under Section 4.3, Conditions to All Loans, have not been satisfied then no Advance shall be made by either Lender until such time as both Lenders mutually agree the conditions have been satisfied or Lenders have executed a written waiver allowing one Lender or the other to make an Advance.

12.7.            Right to Indemnity. Each Lender severally, but not jointly, agrees (a) to indemnify and hold Agent (and any Person acting on behalf of Agent) harmless from and against and (b) promptly upon receipt by such Lender of Agent’s statement, to reimburse Agent, according to such Lender’s Commitment Percentage, to the extent Agent shall not otherwise have been reimbursed by Borrower on account of, and for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel and other advisors actually incurred) or disbursements of any kind of nature whatsoever with respect to Agent’s performance of its duties under this Agreement and the Loan Documents; provided, that no Lender shall be liable for the payment to Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct, and nothing in the foregoing is intended to limit the obligation of Borrower to reimburse Agent for any amounts incurred by Agent. Such reimbursement shall not in any respect release Borrower from any liability or obligation. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Agent’s right to indemnification shall survive termination of this Agreement.

12.8.            The Agent. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity. Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent, and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any Affiliate of Borrower as if it were not Agent hereunder. The term “Lender” or “Lenders” or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity.

12.9.            Resignation and Appointment of Successor Agent. Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Borrower. In addition, if Agent become insolvent or commits any act or omission constituting gross negligence or willful misconduct of its duties as Agent hereunder, then Requisite Lenders shall have the right to replace Agent. In all cases, the Agent shall continue to serve until a successor Agent shall have been selected and approved pursuant to this Section 12.9. Upon any such resignation or removal of Agent, Requisite Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by Requisite Lenders and accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, and which successor Agent (if not also a Lender), if no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to Borrower. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10.          Lenders’ Representations Regarding IRS Withholding; Delivery of Tax Forms. To the extent Agent may hold from time to time payments for the account of Lenders, each Lender represents and agrees as follows:

(a)   It is entitled to receive any payments under the Loan Documents to which it is a party without the withholding of any tax, and will furnish to Agent such forms, certifications, statements and other documents as Agent may request from time to time to evidence such Lender’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.

(b)   Without limiting the effect of the foregoing, if it is not created or organized under the laws of the United States or any state thereof, it further represents and warrants (i) that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or will be includible in its gross income; or (ii) if it is not engaged in a U.S. trade or business with which such payments are effectively connected, it is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to qualify for the exemption from tax.

(c)   It will, immediately upon the request of Agent, furnish to Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by it as evidence of its exemption from the withholding of U.S. tax with respect thereto. If it determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, it shall promptly notify Agent of such fact and Agent may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to it hereunder. Agent shall not be obligated to make any payments hereunder to it in respect of its Loan until it shall have furnished to Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to it Lender hereunder.

(d)   It shall reimburse, indemnify and hold Agent harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Agent due to its reliance upon the representation hereby made that it is exempt from withholding of tax. Unless Agent receives written notice to the contrary, it shall be deemed to have made the representations contained in this Section 12.9 in each of its subsequent tax years.

12.11.          Assignments and Participations in Loans.

(a)   Each Lender may assign its rights and delegate its obligations under this Agreement to an assignee and the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved to its obligations hereunder with respect to its Commitment or assigned portion thereof, however, the assigning Lender must still act as agent on behalf of the assignee. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender.”

(b)   Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the Commitment Termination Date or the date fixed for any payment of principal or interest due from Borrower with respect to any Loan in which such holder participates; and (iii) any release of substantially all of the Collateral (other than in accordance with the terms of the Loan Documents).

(c)   Except as otherwise provided in this subsection, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all of any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower in such Lender’s possession from time to time to assignees and participants (including prospective assignees and participants), subject to the confidentiality provisions hereof.

(d)   Notwithstanding anything to the contrary herein, each Lender shall be entitled to assign its rights and delegate its obligations under this Agreement, or sell participations in all or any part of any Loans made by it and its Commitment, to any affiliate of such Lender, without the prior written consent of Borrower.

12.12.          Effect of Section 12. Notwithstanding anything to the contrary in Section 12, the rights and obligations of Borrower shall not be affected by any provision that relates to the relationship between Lenders and between Agent and Lenders that is included in this Section 12.

SECTION 13.       MISCELLANEOUS

13.1.            Continuation of Security Interest. This is a continuing Agreement and the grant of a Lien hereunder shall remain in full force and effect and all of the rights, powers and remedies of Agent for itself or on behalf of Lenders hereunder shall continue to exist until the Secured Obligations (other than inchoate indemnity obligations) are fully, finally, and indefeasibly paid in Cash and until Agent has executed a written termination statement. Agent shall execute a termination statement within a reasonable time after the full, final, and indefeasible payment in Cash of the Secured Obligations (other than inchoate indemnity obligations) hereunder, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and returning possession of the Collateral to Borrower. The rights, powers and remedies of Agent for itself or on behalf of Lenders hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent and/or Lenders.

13.2.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.3.            Notice. Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid (provided, that any Advance Request shall not be deemed received until Lenders’ actual receipt thereof), and shall be addressed to the party to be notified as follows:

(a) If to Lenders:

TriplePoint Capital LLC Attn: Sajal Srivastava, COO 2420 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Facsimile: (650) 854-2094

Leader Lending, LLC Attn: Robert Molke 311 California Street, Suite 420 San Francisco, CA 94111 Facsimile: (415) 956-8233

(b) If to Agent:
TriplePoint Capital LLC Attn: Sajal Srivastava, COO 2420 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Facsimile: (650) 854-2094

(c) If to Borrower:
Expression Diagnostics, Inc. Attn: Vikram Jog, CFO 701 Gateway Blvd., Suite 100 South San Francisco, CA 94080 Facsimile: (650) 624-0125

or to such other address as each party may designate for itself by like notice.

13.4.            Entire Agreement; Amendments. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

13.5.            Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

13.6.            No Waiver. No action taken by Lenders or Borrower will be deemed to constitute a waiver of compliance with any representation, warranty or covenant in this Agreement, the Notes or the other Loan Documents. The waiver by Lenders of a breach of any provision of this Agreement, the Notes or the other Loan Documents will not operate or be construed as a waiver of any subsequent breach.

13.7.            Survival. Except as otherwise expressly stated in this Agreement, all obligations, duties and liabilities of Borrower shall terminate upon the indefeasible satisfaction of all Secured Obligations, except for those obligations, duties and liabilities set forth in the sections 6.2 “Indemnification”, and 13 “Miscellaneous”, excluding section 13.1.

13.8.            Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lenders’ express prior written consent, and any such attempted assignment shall be void and of no effect. Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents as set forth in Section 7.12 hereof without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns; provided, that so long as an Event of Default has not occurred, in no event may Lenders assign any portion of their rights to a competitor of Borrower.

13.9.            Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lenders in the State of California, and shall have been accepted by Lenders in the State of California. Payment to Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

13.10.          Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 13.3, and shall be deemed effective and received as set forth in Section 13.3. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

13.11.          Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT AND/OR LENDERS OR THEIR ASSIGNEE OR BY AGENT AND/OR LENDERS OR THEIR ASSIGNEE AGAINST BORROWER. IN THE EVENT THE JURY WAIVER IN THIS IS UNENFORCEABLE FOR ANY REASON, THE PARTIES WILL RESOLVE ALL DISPUTES ARISING OUT OF THIS AGREEMENT OR ANY RELATIONSHIP BETWEEN LENDERS, AGENT AND/OR BORROWER BY JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET

SEQ, SUCH REFERENCE PROCEEDING TO BE CONDUCTED WITHOUT A JURY BEFORE A MUTUALLY ACCEPTABLE REFEREE OR, IF THERE IS NO AGREEMENT ON THE REFEREE, A REFEREE APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SAN MATEO COUNTY. THIS SECTION SHALL NOT PROHIBIT ANY PARTY FROM SEEKING ANY JUDICIAL PREJUDGMENT REMEDY OR EXERCISING ANY NONJUDICIAL REMEDY IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE OR OTHER APPLICABLE LAW. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower, Agent and Lenders; Claims that arise out of or are in any way connected to the relationship between Borrower, Agent and Lenders; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document or any of the Excluded Agreements,

13.12.          Professional Fees. Borrower promises to pay any and all reasonable professional fees and expenses incurred by Agent and Lenders after Closing Date in connection with or related to: the Loans; the collection, or enforcement of the Loans; amendment or modification of the Loan Agreements; any waiver, consent, release, or termination under the Loan Agreements; the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Borrower or the Collateral, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, or the Excluded Agreements, including representing Agent and Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof. Agent and Lenders’ professional fees and expenses shall include fees or expenses for Agent and Lenders’ attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by the Agent and Lenders in connection with the foregoing. The Borrower’s promise to pay all of Agent and Lenders’ reasonable professional fees and expenses is part of the Secured Obligations under this Agreement.

13.13.          Confidentiality. Lenders acknowledges that certain items of Collateral, including, but not limited to trade secrets, source codes, customer lists and certain other items of Intellectual Property, and any Financial Statements provided pursuant to hereto shall constitute proprietary and confidential information of the Borrower (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, perfecting or foreclosing Agent and Lenders’ security interest in the Collateral shall be received in the strictest confidence and shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Borrower, except that Agent and Lenders may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Agent and Lenders in their sole discretion determines that any such party should have access to such information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lenders; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent and Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent and Lenders; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent and Lenders’ sale, lease, or other disposition of Collateral after default, which Collateral constitutes or is reasonably related to Confidential Information; (g) to any participant or assignee of Agent and Lenders or any prospective participant or assignee, provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

13.14.          Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent or Lenders, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent or Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lenders in Cash.

13.15.          Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(SIGNATURES TO FOLLOW.)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:	EXPRESSION DIAGNOSTICS, INC.

	Signature:	/s/ Vikram Jog

	Print Name:	VIKRAM JOG

	Title:	CFO

LENDERS:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajaz Srivastava

	Print Name:	SAJAZ SRIVASTAVA

	Title:	COO

LEADER LENDING, LLC

	Signature:	/s/ Robert W. Molke

	Print Name:	Robert W. Molke

	Title:	Managing Director

AGENT:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajaz Srivastava

	Print Name:	SAJAZ SRIVASTAVA

	Title:	COO

Table of Exhibits and Schedules

Exhibit A:	Advance Request

Exhibit B:	Promissory Note

Exhibit C:	Warrant Agreement

Exhibit D:	Name, Locations, and Other Information for Borrower

Schedule 1:	Schedule of Documents

EXHIBIT A

ADVANCE REQUEST

To Agent:	Date:

TRIPLEPOINT CAPITAL LLC
2420 Sand Hill Road Ste 101
Menlo Park, CA 94062
Attention: Customer Administrations
Fax (650) 854-2094

Borrower                        hereby requests from Lenders an Advance in the amount of                        Dollars ($                        ) on                         ,                         (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Borrower acknowledges each Lender will Advance its Commitment Percentage per the Agreement which will be evidenced by separate Notes.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower hereby represents that:

•         No event has occurred which individually or together with any other event would have a material adverse effect upon Borrower’s business, operations, properties, assets or financial condition;

•         The representations, covenants and warranties set forth in the Loan Agreement and respective Warrant Agreements are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

•         Borrower is in compliance with all the terms and provisions set forth in any document related to the Loan Agreement on its part to be observed or performed;

•         As of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an event of default under the Loan Agreement; and

•         Borrower understands and acknowledges that Lenders have the right to review the financial information supporting the above representations and based upon such review, if Lender feels that an event has occurred which would have a material adverse effect upon Borrower’s business, operations, properties, assets or financial condition, Lender may in its reasonable discretion decline to fund the requested Advance.

Borrower hereby represents and warrants to Lenders that Borrower’s current name and organizational status is as follows:

Name:

Type of organization:
(corporation, limited partnership, or limited liability company)

State of organization:

Organization file number:

Borrower hereby represents and warrants to Lenders that the street addresses, cities, states and postal codes of its current locations are as follows:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

Executed this         day of                          ,               by:

(BORROWER: [	])

SIGNATURE:

TITLE:

PRINT NAME:

EXHIBIT B-1

PROMISSORY NOTE

$	Advance Date:

Maturity Date:

FOR VALUE RECEIVED, Expression Diagnostics, Inc. a Delaware corporation (the “Borrower”) hereby promises to pay to the order of TriplePoint Capital LLC a Delaware company or the holder of this Note (the “Lender”) at 2420 Sand Hill Road, Suite 101 Menlo Park, CA 94025 or such other place of payment as the holder of this Promissory Note (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                     and 00/100 Dollars ($                   ) together with interest at                     percent (        %) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in                     (         ) monthly installments as follows: (i) interest only payments of $                   each commencing on                    and on the last day of each month to and including December 31, 2006; and (ii) thirty (30) equal monthly principal and interest payments of $                   commencing on                    and on the last day of each month to and including                    . In addition to the Borrower’s final payment, Borrower shall pay an End Term Payment equal to $                   . Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. Any payments made under this Note shall not be available for reborrowing.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Growth Capital Loan and Security Agreement dated                    , 2006 by and between Borrower, Lender and Leader Lending, LLC (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of California. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER: EXPRESSION DIAGNOSTICS, INC.

Signature:

Print Name:

Title:

EXHIBIT B-2

PROMISSORY NOTE

$	Advance Date:

Maturity Date:

FOR VALUE RECEIVED, Expression Diagnostics, Inc. a Delaware corporation (the “Borrower”) hereby promises to pay to the order of Leader Lending, LLC a Delaware company or the holder of this Note (the “Lender”) at                   or such other place of payment as the holder of this Promissory Note (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                   and 00/100 Dollars ($                  ) together with interest at                   percent (         %) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in                   (        ) monthly installments as follows: (i) interest only payments of $                  each commencing on                   and on the last day of each month to and including December 31, 2006; and (ii) thirty (30) equal monthly principal and interest payments of $                   commencing on                   and on the last day of each month to and including                   . In addition to the Borrower’s final payment, Borrower shall pay an End Term Payment equal to $                  . Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. Any payments made under this Note shall not be available for reborrowing.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Growth Capital Loan and Security Agreement dated                   , 2006 by and between Borrower, Lender and TriplePoint Capital LLC (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of California. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER: EXPRESSION DIAGNOSTICS, INC.

Signature:

Print Name:

Title:

EXHIBIT C

WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933_ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.

WARRANT AGREEMENT

To Purchase Shares of the Series E Preferred Stock of Expression Diagnostics, Inc.

Dated as of July 26, 2006 (the “Effective Date”)

WHEREAS, Expression Diagnostics, Inc., a Delaware corporation (the “Company”), has entered into a Growth Capital Loan and Security Agreement dated as of July 26, 2006 (the “Loan Agreement”) with [LENDER] the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series E Preferred Stock;

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.         GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) equal to [          ] Dollars ($          ) divided by a purchase price per share equal to the lesser of (a) $4.63 or (b) the next round of equity financing preferred stock price per share (the “Exercise Price”)

Upon the availability of Part II under the Loan Agreement the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Preferred Stock equal to [          ] Dollars ($          ) divided by the Exercise Price.

Notwithstanding the above, in the event this Warrant Agreement is exercised prior to the next round of equity financing, the Exercise Price shall be equal to $4.63.

The number and Exercise Price of such shares are subject to adjustment as provided in Section 4.

SECTION 2.         TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable until and including July 26, 2016.

SECTION 3.         EXERCISE OF THE PURCHASE RIGHTS.

(a)   Exercise. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the “Purchase Price” (as defined below) in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgement of Exercise”) indicating the number of shares which remain subject to future purchases, if any. As used herein, “Purchase Price” means, with respect to any exercise of this Warrant Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement pursuant to such exercise.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of Warrants (“Net Issuance”) as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

		X =	Y(A-B)
A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

	Y =	the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

	A =	the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i)            if the exercise is in connection with the Company’s initial public offering of the Company’s Common Stock pursuant to a registration statement under the 1933 Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”) (an “Initial Public Offering”), then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii)           if the exercise is after, and not in connection with an Initial Public Offering, and:

(A)   if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(B)   if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(iii)          if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and

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conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)   Exercise Prior to Expiration. To the extent this Warrant Agreement is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Warrant Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.         ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a)   Merger Event. If at any time there shall be a (i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Company or any subsidiary of Company with or into any other person or sale or exchange of outstanding shares in which the holders of Company’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least 50.0% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Company is the surviving entity, (ii) sale of all or substantially all of the assets of Company or (iii) acquisition by Company of all or substantially all of the capital stock or assets of another person or the acquisition by Company of all or substantially all of the assets of another Person in excess of $500,000 (each of these foregoing events shall be referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant Agreement, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant Agreement.

(b)   Reclassification of Shares. Except as set forth in Section 4(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c)   Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Warrant Agreement shall be proportionately decreased.

(d)   Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)   pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect

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immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii)   make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise or conversion of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e)   Reserved.

(f)   Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company’s Certificate of Incorporation as amended through the Effective Date (the “Charter”) and shall be applicable with respect to the Preferred Stock issuable hereunder. Without limiting the foregoing, the Exercise Price, the number of shares of Preferred Stock issuable upon exercise of this Warrant, Agreement and/or the number of shares of Common Stock issuable upon conversion of the Preferred Stock, shall be subject to adjustment, from time to time, as provided in the Charter. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner as it affects all other holders of Preferred Stock. To the extent the Company provides notice to all existing Series E Preferred stockholders, the Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant Agreement, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (f), the forgoing subsection (d) and the Company’s Charter.

(g)   Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (for subscription rights notice only need be provided to the extent the Company provides notice to all existing Series E Preferred stockholders) (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least thirty (30) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

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(h)   Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 5.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)   Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of this Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)   Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. The Loan Documents and this Warrant Agreement: (1) are not inconsistent with the Company’s Charter or Bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. The Loan Documents and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)   Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Warrant Agreement:

(i)            The authorized capital of the Company consists of (A) 30,000,000 shares of Common Stock, of which 3,038,047 shares are issued and outstanding, and (B) 20,485,094 shares of Preferred Stock, of which 19,106,475 shares are issued and outstanding and are convertible into 19,379,904 shares of Common Stock at.

(ii)           The Company has reserved 4,203,860 shares of Common Stock for issuance under its 1998 Stock Plan, under which 1,143,680 options are outstanding at an average price of $0.47 per share. The Company has outstanding warrants exercisable for an aggregate 601,348 shares of its Series D Preferred Stock. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii)          Except as set forth in the Company’s Investors’ Rights Agreement no shareholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e)                Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and as set forth in the Company’s Investors’ Rights Agreement, the Company is not, pursuant to the terms of any other

5

agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)                Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 6, the issuance of the Preferred Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)                Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Warrant Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

SECTION 6.         REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)   Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)   Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant Agreement is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)   Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant Agreement or for such shares of Preferred Stock not bearing any restrictive legend.

(d)   Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

6

(e)   Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the 1934 Act (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

(f)   Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 7.         TRANSFERS.

Subject to the terms and conditions contained in Section 6, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION 8.         MISCELLANEOUS.

(a)   Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b)   Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c)   Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

(d)   Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(e)   Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR THE WARRANTHOLDER’S ASSIGNEE OR BY WARRANTHOLDER OR WARRANTHOLDER’S ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

7

(f)   Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)   Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) upon facsimile transmission (provided that the original is sent by personal delivery, mail or overnight courier as provided herein), (iii) three (3) days after deposit in the United States mail, by registered or certified mail, or (iv) one business day after deposit with a reputable overnight courier with all charges prepaid, in each case addressed to Warrantholder or the Company at the address set forth below the Parties respective signatures to this Warrant Agreement (or such other address of the Parties may designate by written notice to each other).

(h)   Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(i)   No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(j)   Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(k)   Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(l)   Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

(m)   Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such deliver the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(n)   Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with, respect to the representations, warranties and covenants set forth in Section 5. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

[Remainder of Page Intentionally Left Blank]

8

IN WITNESS WHEREOF, the Parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	EXPRESSION DIAGNOSTICS, INC.

By:

Title:

Notice Address:

Attn: Vikram Jog, CFO 701 Gateway Blvd., Suite 100 S. San Francisco, CA 94080 Facsimile: (650) 624-0125

WARRANTHOLDER:	[LENDER]

By:

Title:

Notice Address:

9

EXHIBIT I

NOTICE OF EXERCISE

To:                                   .

(1)       The undersigned Warrantholder hereby elects to purchase [                ] shares of the Series       Preferred Stock of                 pursuant to the terms of the Warrant Agreement dated the [      ] day of [             ,          ] (the “Warrant Agreement”) between                  and the Warrantholder, and tenders here payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)       Method of Exercise (Please initial the applicable blank):

a.                                The undersigned elects to exercise this Warrant Agreement by means of a cash payment, and gives the Company full payment for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

b.                               The undersigned elects to exercise this Warrant Agreement by means of the Net Issuance Exercise method of Section 3 of the Warrant Agreement.

(3)       In exercising its rights to purchase the Series      Preferred Stock of                 the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant Agreement.

(4)       Please issue a certificate or certificates representing said shares of Series       Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	[LENDER]

By:

Title:

Date:

10

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned                 hereby acknowledge receipt of the “Notice of Exercise” from [LENDER], to purchase [            ] shares of the Series                 Preferred Stock of                 pursuant to the terms of the Warrant Agreement, and further acknowledges that [                ] shares remain subject to purchase under the terms of the Warrant Agreement.

COMPANY:

By:

Title:

Date:

11

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

Whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:

The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

12

EXHIBIT D(1)

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.         Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status on the Closing Date is as follows:

Name:

Type of organization:
(corporation, limited partnership, or limited liability company)

State of organization:

Organization file number:

2.         Borrower hereby represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:

Used during dates of:

Type of Organization:

State of organization:

Organization file Number:

Name:

Used during dates of:

Type of Organization:

State of organization:

Organization file Number:

(1) Borrower to complete, delivery to Lender

3.         Borrower’s fiscal year ends on                      .

4.         Borrower’s federal employer tax identification number is                         .

5.         Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations as of the Closing Date are:

Chief Executive Office:

Principal Place of Business:

Locations of Collateral:

SCHEDULE I

SCHEDULE OF DOCUMENTS

SCHEDULE OF DOCUMENTS

TriplePoint Capital LLC – Leader Lending/ Expression Diagnostics, Inc.

$10,500,000 Growth Capital Senior Credit Facility
(Part I: $9,500,000; Part II: $1,000,000)

July 26, 2006
(the “Closing Date”)

Key

TriplePoint Capital/Leader Lending Expression Diagnostics, Inc. Kevin Thorne John Hale, Cooley Robert Boudreu/David Crawford, WSGR	Lender (Us) Borrower (You) TriplePoint counsel Leader Lending counsel Your counsel

			Resp.	Status
1.	PRE-CLOSING DUE DILIGENCE DOCUMENTS AND REQUIREMENTS

	1.1.	Proposal Letter and Term Sheet by and between Borrower and Lender dated May 16, 2006, together with evidence of payment of deposit (if any).	Lender	XX

	1.2.	Borrower’s Legal Due Diligence Information Sheet.	Borrower	XX

	1.3.	Preferred Stock Purchase Agreement for the latest round of private equity financing of Borrower.	Borrower	XX

	1.4.	Registration/Investor Rights Agreement of the most recent date by and between Borrower and Borrower’s stockholders.	Borrower	XX

	1.5.	Capitalization Table which shall include authorized and outstanding preferred and common stock and any options and warrants which may have been issued.	Borrower	XX

	1.6.	Borrower’s most recent Business Plan/Presentation	Borrower	XX

1.7.

Search of UCC records by computer for all jurisdictions where Borrower has operations or assets, including any jurisdiction where collateral is located, where the principal place of business is located and the state of incorporation.

			Lender	XX

2.	CORPORATE EXISTENCE AND AUTHORIZATION

	2.1.	Certificate of recent date of the Secretary of State of the State of Delaware listing and attaching certified copies of all charter documents of Borrower on file in that office.	Borrower	XX

	2.2.	Copy of Borrower’s Bylaws.	Borrower	XX

	2.3.	Certificate of recent date of the Secretary of State of the State of Delaware as to the good standing and legal existence of Borrower, and where available, a certificate of tax good standing.	Borrower	XX

2.4.

Certificates of recent date of the Secretaries of the following States as to the qualification of Borrower as a foreign corporation in said States, and where available, a certificate of tax good standing:

		2.4.1. All States	Borrower	XX

2.5.

Certificate of the Secretary of Borrower dated the Closing Date attaching and certifying (i) resolutions of the board of directors and stockholders, (ii) Section 228 notice (Delaware corps), (iii) by-laws, (iv) incumbency and signatures of officers, (v) due execution of documents, and (vi) no change in charter and in good standing.

			Borrower	XX

1

				Resp.	Status

	2.6.	Consent(s) authorizing Borrower to enter into the Credit Facility with Lender		Borrower	XX

	2.7.	Certificate of Designation or Certificate of Determination filed with Secretary of State of Delaware, if required.		Borrower	N/A

2.8.

[Certificate of the Secretary of State of [          ], certifying the attached [           ] Amended and Restated Certificate of Incorporation of Borrower, as amended by the Certificate of Amendment thereto (the “Amended Charter”). [If Necessary]]

				Borrower	N/A

	2.9.	[Action by unanimous written consent of Board of Directors approving the Borrower’s Amended Charter. [If Necessary]]		Borrower	N/A

	2.10.	[Action by written consent of Stockholders approving the Borrower’s Amended Charter. [If Necessary]]		Borrower	N/A

3.	BASIC AGREEMENTS

	3.1.	Growth Capital Loan and Security Agreement dated as of the Closing Date by and between Borrower and Lender (the “Loan Agreement”).		Lender	XX

		Exhibits Exhibit A Exhibit B-l, B-2 Exhibit C Exhibit D	Advance Request Promissory Notes Warrant Name, Location, Other Information	Lender Lender Borrower Lender	XX XX XX XX

		Schedule I - Schedule of Documents		Lender	XX

		Schedule II - Indebtedness as of closing		Borrower

	3.2.	Promissory Note.		Lender	XX

	3.3.	Warrant Agreements dated as of the Closing Date by and between Borrower and Lenders (the “Warrant Agreement”).		Lender	XX

	3.4.	Account Control Agreement(s): Comerica, Bank of America, UBS		Lender	XX

	3.5.	Intercreditor Agreement(s): Comerica		Lender	N/A

	3.6.	ACH Payment Forms		Borrower	In Process

	3.7.	Warrant Purchase Agreement (Leader)		Borrower	XX

4.	CLOSING DOCUMENTS AND REQUIREMENTS

	4.1.	UCC-1 Financing Statements:

		4.1.1. State of Incorporation.		Lender	XX

	4.2.	Certificates of Insurance, including evidence of additional insurance:

		4.2.1. General liability.		Borrower	XX

		4.2.2. All risk—property damage.		Borrower	XX

		4.2.3. Fidelity.		Borrower	XX

4.3. Borrower’s endorsements to Lender for all of Borrower’s insurance policies:

	4.3.1. Loss payee for general liability insurance.			Borrower	XX

	4.3.2. Form 438 BFU lender’s loss payable endorsement for all risk—property damage.			Borrower	XX

	4.3.3. Lender’s loss payable endorsement for fidelity insurance.			Borrower	XX

2

			Resp.	Status

	4.4.	Check made payable to Lender in amount of $95,000 which represents the Facility Fee for Part I pursuant to the Loan Agreement, if not previously paid.	Borrower	XX

	4.5.	Check made payable to Lender for Lender’s pre-Closing Date legal fees and expenses, in amount not to exceed Ten Thousand Dollars ($10,000).	Borrower	XX

	4.6.	Copies of all necessary UCC termination statements or releases which are required in order for Lender to obtain perfection and priority of its security interest in the Collateral.	Lender & Borrower	XX

	4.7.	Open Items Letter signed by Lender’s Counsel and by Borrower or Borrower’s Counsel, if required.	Lender & Borrower	N/A

5.	POST-CLOSING DOCUMENTS AND REQUIREMENTS

	5.1.	Search UCC records in all relevant jurisdictions to verify that all UCC Financing Statements were filed and properly recorded and that no intervening Liens were filed by other creditors.	Lender	XX

	5.2.	Obtain first Advance Request from Borrower and have Borrower execute first Promissory Note.	Borrower	In Process

3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 443-W-01

WARRANT AGREEMENT

To Purchase Shares of the Series E Preferred Stock of Expression Diagnostics, Inc.

Dated as of July 26, 2006 (the “Effective Date”)

WHEREAS, Expression Diagnostics, Inc., a Delaware corporation (the “Company”), has entered into a Growth Capital Loan and Security Agreement dated as of July 26, 2006 (the “Loan Agreement”) with TriplePoint Capital LLC, a Delaware company (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series E Preferred Stock;

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.      GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) equal to Two Hundred Eighty Thousand Dollars ($280,000) divided by a purchase price per share equal to the lesser of (a) $4.63 or (b) the next round of equity financing preferred stock price per share (the “Exercise Price”)

Upon the availability of Part II under the Loan Agreement the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Preferred Stock equal to Twenty-Five Thousand Dollars ($25,000) divided by the Exercise Price.

Notwithstanding the above, in the event this Warrant Agreement is exercised prior to the next round of equity financing, the Exercise Price shall be equal to $4.63.

The number and Exercise Price of such shares are subject to adjustment as provided in Section 4.

SECTION 2.      TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable until and including July 26, 2016.

SECTION 3.      EXERCISE OF THE PURCHASE RIGHTS.

(a)  Exercise. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the “Purchase Price” (as defined below) in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. As used herein, “Purchase Price” means, with respect to any exercise of this Warrant Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement pursuant to such exercise.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of Warrants (“Net Issuance”) as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

		X =	Y(A-B)
A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

	Y =	the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

	A =	the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i)        if the exercise is in connection with the Company’s initial public offering of the Company’s Common Stock pursuant to a registration statement under the 1933 Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”) (an “Initial Public Offering”), then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii)       if the exercise is after, and not in connection with an Initial Public Offering, and:

(A)  if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(B)  if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(iii)      if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and

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conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)  Exercise Prior to Expiration. To the extent this Warrant Agreement is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Warrant Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.      ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a)  Merger Event. If at any time there shall be a (i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Company or any subsidiary of Company with or into any other person or sale or exchange of outstanding shares in which the holders of Company’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least 50.0% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Company is the surviving entity, (ii) sale of all or substantially all of the assets of Company or (iii) acquisition by Company of all or substantially all of the capital stock or assets of another person or the acquisition by Company of all or substantially all of the assets of another Person in excess of $500,000 (each of these foregoing events shall be referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant Agreement, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant Agreement.

(b)  Reclassification of Shares. Except as set forth in Section 4(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c)  Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Warrant Agreement shall be proportionately decreased.

(d)  Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)        pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect

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immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii)       make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise or conversion of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e)       Reserved.

(f)        Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company’s Certificate of Incorporation as amended through the Effective Date (the “Charter”) and shall be applicable with respect to the Preferred Stock issuable hereunder. Without limiting the foregoing, the Exercise Price, the number of shares of Preferred Stock issuable upon exercise of this Warrant, Agreement and/or the number of shares of Common Stock issuable upon conversion of the Preferred Stock, shall be subject to adjustment, from time to time, as provided in the Charter. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner as it affects all other holders of Preferred Stock. To the extent the Company provides notice to all existing Series E Preferred stockholders, the Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant Agreement, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (f), the forgoing subsection (d) and the Company’s Charter.

(g)  Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (for subscription rights notice only need be provided to the extent the Company provides notice to all existing Series E Preferred stockholders) (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least thirty (30) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

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(h)  Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)  Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of this Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)  Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. The Loan Documents and this Warrant Agreement: (1) are not inconsistent with the Company’s Charter or Bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. The Loan Documents and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

(c)  Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)  Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Warrant Agreement:

(i)        The authorized capital of the Company consists of (A) 30,000,000 shares of Common Stock, of which 3,038,047 shares are issued and outstanding, and (B) 20,485,094 shares of Preferred Stock, of which 19,106,475 shares are issued and outstanding and are convertible into 19,379,904 shares of Common Stock at.

(ii)       The Company has reserved 4,203,860 shares of Common Stock for issuance under its 1998 Stock Plan, under which 1,143,680 options are outstanding at an average price of $0.47 per share. The Company has outstanding warrants exercisable for an aggregate 601,348 shares of its Series D Preferred Stock. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii)      Except as set forth in the Company’s Investors’ Rights Agreement no shareholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e)       Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and as set forth in the Company’s Investors’ Rights Agreement, the Company is not, pursuant to the terms of any other

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agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)        Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 6, the issuance of the Preferred Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)       Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Warrant Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

SECTION 6.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)  Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)  Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant Agreement is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)  Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the  SEC or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant Agreement or for such shares of Preferred Stock not bearing any restrictive legend.

(d)  Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e)  Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the 1934 Act (the “1934 Act”), or file reports pursuant to Section 15(d) of the

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1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

(f)  Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 7.      TRANSFERS.

Subject to the terms and conditions contained in Section 6, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION 8.      MISCELLANEOUS.

(a)  Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b)  Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c)  Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

(d)  Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(e)  Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR THE WARRANTHOLDER’S ASSIGNEE OR BY WARRANTHOLDER OR WARRANTHOLDER’S ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

(f)  Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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(g)  Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) upon facsimile transmission (provided that the original is sent by personal delivery, mail or overnight courier as provided herein), (iii) three (3) days after deposit in the United States mail, by registered or certified mail, or (iv) one business day after deposit with a reputable overnight courier with all charges prepaid, in each case addressed to Warrantholder or the Company at the address set forth below the Parties respective signatures to this Warrant Agreement (or such other address of the Parties may designate by written notice to each other).

(h)  Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(i)  No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(j)  Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(k)  Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(l)  Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

(m)  Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such deliver the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(n)  Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Section 5. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	EXPRESSION DIAGNOSTICS, INC.

	By:	/s/ Vikram Jog

	Title:	CFO

Notice Address:
Attn: Vikram Jog, CFO 701 Gateway Blvd., Suite 100 S. San Francisco, CA 94080 Facsimile: (650) 624-0125

WARRANTHOLDER: TRIPLEPOINT CAPITAL LLC

	By:	/s/ Sajal Srivastava

	Title:	COO

Notice Address:
Attn: Sajal Srivastava, COO 2420 Sand Hill Road, #101 Menlo Park, CA 94025 Facsimile: (650) 854-2094

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EXHIBIT I

NOTICE OF EXERCISE

To:                                     .

(1)                     The undersigned Warrantholder hereby elects to purchase [                ] shares of the Series      Preferred Stock of                  pursuant to the terms of the Warrant Agreement dated the [    ] day of [                 ,        ] (the “Warrant Agreement”) between                  and the Warrantholder, and tenders here payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)                     Method of Exercise (Please initial the applicable blank):

a.                               The undersigned elects to exercise this Warrant Agreement by means of a cash payment, and gives the Company full payment for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

b.                               The undersigned elects to exercise this Warrant Agreement by means of the Net Issuance Exercise method of Section 3 of the Warrant Agreement.

(3)                     In  exercising its rights to purchase the Series       Preferred Stock of                  the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant Agreement.

(4)                     Please issue a certificate or certificates representing said shares of Series        Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	TRIPLEPOINT CAPITAL LLC

By:

Title:

Date:

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EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned                hereby acknowledge receipt of the “Notice of Exercise” from TRIPLEPOINT CAPITAL LLC, to purchase [              ] shares of the Series          Preferred Stock of                pursuant to the terms of the Warrant Agreement, and further acknowledges that [          ] shares remain subject to purchase under the terms of the Warrant Agreement.

COMPANY:

By:

Title:

Date:

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EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:

The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.

WARRANT AGREEMENT

To Purchase Shares of the Series E Preferred Stock of Expression Diagnostics, Inc.

Dated as of July 26, 2006 (the “Effective Date”)

WHEREAS, Expression Diagnostics, Inc., a Delaware corporation (the “Company”), has entered into a Growth Capital Loan and Security Agreement dated as of July 26, 2006 (the “Loan Agreement”) with Leader Equity, LLC, a Delaware company (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series E Preferred Stock;

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.      GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock (the “Preferred Stock”) equal to Two Hundred Eighty Thousand Dollars ($280,000) divided by a purchase price per share equal to the lesser of (a) $4.63 or (b) the next round of equity financing preferred stock price per share (the “Exercise Price”)

Upon the availability of Part II under the Loan Agreement the Company hereby grants to Warrantholder, and the Warrantholder is entitled upon the terms and subject to the conditions hereinafter set forth, to subscribe to and to purchase from the Company that number of fully paid and non-assessable shares of the Preferred Stock equal to Twenty-Five Thousand Dollars ($25,000) divided by the Exercise Price.

Notwithstanding the above, in the event this Warrant Agreement is exercised prior to the next round of equity financing, the Exercise Price shall be equal to $4.63.

The number and Exercise Price of such shares are subject to adjustment as provided in Section 4.

SECTION 2.      TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable until and including July 26, 2016.

SECTION 3.      EXERCISE OF THE PURCHASE RIGHTS.

(a)  Exercise. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the “Purchase Price” (as defined below) in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. As used herein, “Purchase Price” means, with respect to any exercise of this Warrant Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement pursuant to such exercise.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of Warrants (“Net Issuance”) as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

		X =	Y(A-B)
A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

	Y =	the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

	A =	the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i)        if the exercise is in connection with the Company’s initial public offering of the Company’s Common Stock pursuant to a registration statement under the 1933 Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”) (an “Initial Public Offering”), then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii)       if the exercise is after, and not in connection with an Initial Public Offering, and:

(A)  if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(B)  if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(iii)      if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and

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conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)  Exercise Prior to Expiration. To the extent this Warrant Agreement is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Warrant Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.      ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a)  Merger Event. If at any time there shall be a (i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Company or any subsidiary of Company with or into any other person or sale or exchange of outstanding shares in which the holders of Company’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least 50.0% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Company is the surviving entity, (ii) sale of all or substantially all of the assets of Company or (iii) acquisition by Company of all or substantially all of the capital stock or assets of another person or the acquisition by Company of all or substantially all of the assets of another Person in excess of $500,000 (each of these foregoing events shall be referred to as a “Merger Event”), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant Agreement, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant Agreement.

(b)  Reclassification of Shares. Except as set forth in Section 4(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c)  Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Warrant Agreement shall be proportionately decreased.

(d)  Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)        pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect

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immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii)       make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise or conversion of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e)   Reserved.

(f)   Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company’s Certificate of Incorporation as amended through the Effective Date (the “Charter”) and shall be applicable with respect to the Preferred Stock issuable hereunder. Without limiting the foregoing, the Exercise Price, the number of shares of Preferred Stock issuable upon exercise of this Warrant, Agreement and/or the number of shares of Common Stock issuable upon conversion of the Preferred Stock, shall be subject to adjustment, from time to time, as provided in the Charter. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner as it affects all other holders of Preferred Stock. To the extent the Company provides notice to all existing Series E Preferred stockholders, the Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant Agreement, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (f), the forgoing subsection (d) and the Company’s Charter.

(g)    Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (for subscription rights notice only need be provided to the extent the Company provides notice to all existing Series E Preferred stockholders) (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least thirty (30) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

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(h)  Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)  Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of this Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)  Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. The Loan Documents and this Warrant Agreement: (1) are not inconsistent with the Company’s Charter or Bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. The Loan Documents and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

(c)  Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)  Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Warrant Agreement:

(i)        The authorized capital of the Company consists of (A) 30,000,000 shares of Common Stock, of which 3,038,047 shares are issued and outstanding, and (B) 20,485,094 shares of Preferred Stock, of which 19,106,475 shares are issued and outstanding and are convertible into 19,379,904 shares of Common Stock at.

(ii)       The Company has reserved 4,203,860 shares of Common Stock for issuance under its 1998 Stock Plan, under which 1,143,680 options are outstanding at an average price of $0.47 per share. The Company has outstanding warrants exercisable for an aggregate 601,348 shares of its Series D Preferred Stock. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii)      Except as set forth in the Company’s Investors’ Rights Agreement no shareholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e)       Other Commitments to Register Securities. Except as set forth in this Warrant Agreement and as set forth in the Company’s Investors’ Rights Agreement, the Company is not, pursuant to the terms of any other

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agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)        Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 6, the issuance of the Preferred Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)       Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Warrant Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

SECTION 6.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)  Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)  Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant Agreement is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)  Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant Agreement or for such shares of Preferred Stock not bearing any restrictive legend.

(d)  Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e)  Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the 1934 Act (the “1934 Act”), or file reports pursuant to Section 15(d) of the

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1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

(f)  Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 7.      TRANSFERS.

Subject to the terms and conditions contained in Section 6, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION 8.      MISCELLANEOUS.

(a)  Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b)  Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c)  Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

(d)  Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant Agreement. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction

(e)  Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR THE WARRANTHOLDER’S ASSIGNEE OR BY WARRANTHOLDER OR WARRANTHOLDER’S ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant Agreement.

(f)  Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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(g)  Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) upon facsimile transmission (provided that the original is sent by personal delivery, mail or overnight courier as provided herein), (iii) three (3) days after deposit in the United States mail, by registered or certified mail, or (iv) one business day after deposit with a reputable overnight courier with all charges prepaid, in each case addressed to Warrantholder or the Company at the address set forth below the Parties respective signatures to this Warrant Agreement (or such other address of the Parties may designate by written notice to each other).

(h)  Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(i)  No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(j)  Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(k)  Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(l)  Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

(m)  Facsimile Signatures. This Warrant Agreement may be executed and delivered by facsimile and upon such deliver the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(n)  Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Section 5. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	EXPRESSION DIAGNOSTICS, INC.

	By:	/s/ Vikram Jog

	Title:	CFO

Notice Address:
Attn: Vikram Jog, CFO 701 Gateway Blvd., Suite 100 S. San Francisco, CA 94080 Facsimile: (650) 624-0125

WARRANTHOLDER: LEADER EQUITY, LLC

	By:	/s/ Robert Molke

	Title:	Managing Director

Notice Address:
Attn: Robert Molke 311 California Street, Suite 420 San Francisco, CA 94111 Facsimile: (415) 956-8233

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EXHIBIT 1

NOTICE OF EXERCISE

To:                           .

(1)                     The undersigned Warrantholder hereby elects to purchase [                ] shares of the Series       Preferred Stock of                       pursuant to the terms of the Warrant Agreement dated the [   ] day of [       ,             ] (the “Warrant Agreement”) between                   and the Warrantholder, and tenders here payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2)                     Method of Exercise (Please initial the applicable blank):

a.                                    The undersigned elects to exercise this Warrant Agreement by means of a cash payment, and gives the Company full payment for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

b.                                    The undersigned elects to exercise this Warrant Agreement by means of the Net Issuance Exercise method of Section 3 of the Warrant Agreement.

(3)                     In exercising its rights to purchase the Series                 Preferred Stock of                  the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 6 of the Warrant Agreement.

(4)                     Please issue a certificate or certificates representing said shares of Series                   Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER: LEADER EQUITY, LLC

By:

Title:

Date:

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EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned                hereby acknowledge receipt of the “Notice of Exercise” from LEADER LENDING, LLC, to purchase [    ] shares of the Series           Preferred Stock of                pursuant to the terms of the Warrant Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Warrant Agreement.

COMPANY:

By:

Title:

Date:

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EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:

The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

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WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is made and entered into as of July 26, 2006, by and between EXPRESSION DIAGNOSTICS, INC., a Delaware corporation (the “Company”), and LEADER EQUITY, LLC (“Purchaser”).

The Company desires to sell and the Purchaser desires to purchase a warrant substantially in the form attached hereto as Exhibit A (the “Warrant”) to purchase up to 60,475 shares of the Company’s Series A Preferred Stock (the “Warrant Shares”), on the terms and conditions set forth herein.

In consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.         Purchase of Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase the Warrant from the Company and the Company agrees to sell and issue the Warrant to the Purchaser for an aggregate purchase price of $2,129 which the parties agree is the fair market value of the Warrant. Such purchase and sale shall take place at the Closing (as defined in the Loan and Security Agreement between the parties dated as of July 26, 2006). At the Closing the Company will issue and deliver the Warrant to the Purchaser, against payment of the purchase price thereof by check or wire transfer.

2.         Representations of Purchaser. In connection with the purchase of the Warrant, the Purchaser hereby makes each of the representations and warranties specified in clauses (1) through (4) of Section 8(a) of the Warrant. The Purchaser also represents and warrants to the Company that (a) it has full power and authority to enter into and perform this Agreement in accordance with its terms, and it was not organized for the specific purpose of acquiring the Warrant, and (b) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of it, enforceable in accordance with the terms of this Agreement.

3.         Legends. The Purchaser acknowledges and understands that the instruments evidencing the Warrant and any certificates evidencing the Warrant Shares shall bear the legends as specified in the Warrant (and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company).

4.         General Provisions.

(a)       This Agreement represents the entire agreement between the Company and Purchaser regarding the subject matter hereof, supersedes all prior agreements and understandings, and may only be amended in writing signed by the Company and the Purchaser.

(b)       This Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties.

(c)       This Agreement shall be governed in all respects by the laws of the State of Delaware.

(d)       The Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute an instrument.

(e)       All representations and warranties made in this Agreement and the Warrant shall survive the execution and delivery hereof or thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

COMPANY		PURCHASER

EXPRESSION DIAGNOSTICS, INC. a Delaware corporation		LEADER EQUITY, LLC

By:	/s/ Vikram Jog	By:	/s/ Robert W. Molke

Name:	VIKRAM JOG	Name:	Robert W. Molke

Title:	CFO	Title:	Managing Director, CFO

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EXHIBIT A

FORM OF WARRANT

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